Exhibit 10.9(g)

AMENDMENT NUMBER SEVEN TO LOAN AND SECURITY AGREEMENT

This Amendment Number Seven to Loan and Security Agreement (this “Amendment”) is entered into as of February 27, 2026 (the “Seventh Amendment Effective Date”), by and among EAST WEST BANK, (“EWB”), in its capacity as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), EWB, CITY NATIONAL BANK OF FLORIDA, a national banking association (“CNBFL”), and EVERBANK, N.A. (“EverBank”), as Joint Lead Arrangers, EWB as Sole Book Runner, Co-Syndication Agreement and Co-Documentation Agent, and the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and SUNRISE REALTY TRUST, INC., a Maryland corporation (“SUNS”), and SUNRISE REALTY TRUST HOLDINGS I LLC, a Delaware limited liability company (“SUNS Holdings I”, and together with SUNS, each individually a “Borrower”, and collectively, jointly and severally, the “Borrowers”) in light of the following:

A.	Agent, the Lenders, EWB, CNBFL and EverBank, as Joint Lead Arrangers, the Sole Book Runner, the Co-Syndication Agent, the Co-Documentation Agent and the Borrowers have previously entered into that certain Loan and Security Agreement, dated as of November 6, 2024 (as amended by that certain (i) Amendment Number One to Loan and Security Agreement dated as of December 9, 2024, (ii) Amendment Number Two to Loan and Security Agreement dated as of December 30, 2024, (iii) Amendment Number Three to Loan and Security Agreement dated as of February 26, 2025, (iv) Amendment Number Four to Loan and Security Agreement dated as of May 16, 2025, (v) Amendment Number Five to Loan and Security Agreement dated as of May 29, 2025, (vi) Amendment Number Six to the Loan and Security Agreement dated as of November 7, 2025, and as may be further amended, restated or otherwise modified from time to time, the “Agreement”);

B.	Pursuant to Section 2.13 of the Agreement, the aggregate Commitments are being increased by the amount of $25,000,000 (the “Third Commitment Increase”);

C.	Agent, in its capacity as Agent and not as a Lender, will assign the full amount of the Third Commitment Increase to Customers Bank (“Customers Bank”) pursuant to that certain Assignment and Acceptance Agreement dated as of the Seventh Amendment Effective Date, by and among Agent, as assignor, and Customers Bank, as assignee, and acknowledged and accepted by the Borrowers and Agent (the “Assignment”);

D.	Immediately after giving effect to such Assignment, the Maximum Revolver Amount shall be increased by the Third Commitment Increase in accordance with and subject to the terms of this Amendment and the Maximum Revolver Amount shall be equal to $165,000,000; and

E.	In accordance with Section 15.1 of the Agreement, Agent, all of the Lenders, and the Borrowers have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agent, the Lenders, and the Borrowers hereby agree as follows as of the Seventh Amendment Effective Date:

1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2. AMENDMENTS.

(a) Section 1.1 of the Agreement is hereby amended by adding the following defined term in appropriate alphabetical order to read as follows:

“Amendment Number Seven Effective Date” means February 27, 2026.

(b) The definition of “Available Increase Amount” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $150,000,000 minus (b) the aggregate principal amount of Increases to the Commitments previously made pursuant to Section 2.13 of this Agreement. For the avoidance of doubt, as of the Amendment Number Seven Effective Date, the result of the foregoing equation is $35,000,000.

(c) The definition of “Maximum Revolver Amount” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Maximum Revolver Amount” means $165,000,000, as may be decreased by the amount of reductions in the Commitments made in accordance with Section 2.3(c) of this Agreement and increased by the amount of any Increase made in accordance with Section 2.13 of this Agreement.

(d) The definition of “Required Lenders” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Required Lenders” means, at any time, Lenders having or holding more than 66.67% of the aggregate Advance Exposure of all Lenders; provided, that (i) the Advance Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, (ii) at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least two Lenders (who are not Affiliates of one another), and (iii) it is understood and agreed that solely for purposes of this definition, “Required Lenders” must include EverBank and EWB for so long as each Lender (A) holds any Advance Exposure and (B) is not a Defaulting Lender.

(e) The definition of “Supermajority Lenders” in Section 1.1 of the Agreement is hereby deleted in its entirety.

(f) Section 15.1(a)(viii) of the Agreement is hereby amended and restated in its entirety to read as follows:

(viii) amend, modify, or eliminate the definitions of “Required Lenders” or “Pro Rata Share,”

(g) Section 15.1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

(c) No amendment, waiver, modification, elimination, or consent shall amend, without written consent of Agent, Borrower and the Required Lenders, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Obligor Loan Receivables) that are used in such definition to the extent that any such change results in more credit being made available to Borrower based upon the Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount;

3. REPRESENTATIONS AND WARRANTIES.

(a) Each Borrower hereby affirms to Agent and the Lenders that all of its representations and warranties set forth in the Loan Documents, after giving effect to this Amendment, are true, complete and accurate in all material respects except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).

(b) Each Borrower represents and warrants as of the date hereof that (i) such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party and (ii) the execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and does not (A) violate any material provision of federal, state, or local law or regulation applicable to such Borrower or its Subsidiaries or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contract of such Borrower or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(c) Each Borrower represents and warrants as of the date hereof that this Amendment (i) has been duly executed and delivered by such Borrower, (ii) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect, except to the extent that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (B) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) does not and will not violate any material provision of the Governing Documents of such Borrower or its Subsidiaries.

4. NO DEFAULTS. Each Borrower hereby affirms to Agent and the Lenders that no Default or Event of Default has occurred and is continuing as of the date hereof.

5. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the fulfillment of each of the following conditions precedent, each in form and substance satisfactory to Agent:

(a) Receipt by Agent and the Lenders of a fully executed copy of this Amendment;

(b) Receipt by Agent and the Lenders of a fully executed copy of the Assignment;

(c) Receipt by Agent and the Lenders of evidence satisfactory to Agent, in its reasonable discretion, that for the four (4) fiscal quarters (on a quarter-by-quarter basis) immediately following the Third Commitment Increase, Borrowers and their Subsidiaries are in compliance on a pro forma basis with Section 8 of the Agreement;

(d) Borrowers shall have paid or reimbursed all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment and all fees payable in accordance with the Fee Letter, in each case, to the extent then due and payable; and

(e) Receipt by Agent of such other agreements, instruments, and documents contemplated by this Amendment or reasonably requested by Agent in connection with this Amendment.

6. ACKNOWLEDGEMENT. Each Borrower hereby acknowledges and reaffirms (a) all of its obligations and duties under the Loan Documents, and (b) that Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral.

7. COSTS AND EXPENSES. Each Borrower shall pay to Agent all of Lenders’ reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents as well as expenses related to the maintenance of the facility (such as periodic searches).

8. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

9. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of each of the other conditions precedent set forth in Section 3 hereof. This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally. Delivery of an executed counterpart of this Amendment by telefacsimile or .pdf shall be equally effective as delivery of a manually executed counterpart.

10. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE. Section 13 of the Agreement is incorporated herein by reference mutatis mutandis.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

EAST WEST BANK,
as Agent, a Joint Lead Arranger, Sole Book Runner and a Lender

By:	/s/ Martin Kriegler
Name:	Martin Kriegler
Title:	Senior Vice President

Amendment Number Seven
to Loan and Security Agreement

CITY NATIONAL BANK OF FLORIDA,
as a Joint Lead Arranger and a Lender

By:	/s/ Anthony Martinez
Name:	Anthony Martinez
Title:	Managing SVP, Director of Direct Lending

Amendment Number Seven
to Loan and Security Agreement

EVERBANK, N.A.,
as a Joint Lead Arranger and a Lender

By:	/s/ Kevin Mammoser
Name:	Kevin Mammoser
Title:	Managing Director

Amendment Number Seven
to Loan and Security Agreement

CUSTOMERS BANK,
as a Lender

By:	/s/ Scott Noyce
Name:	Scott Noyce
Title:	Managing Director

Amendment Number Seven
to Loan and Security Agreement

BORROWERS:	SUNRISE REALTY TRUST, INC.
a Maryland corporation

	By:	/s/ Gabriel Katz
	Name:	Gabriel Katz
	Title:	Chief Legal Officer

SUNRISE REALTY TRUST HOLDINGS I LLC
a Delaware limited liability company

	By:	/s/ Gabriel Katz
	Name:	Gabriel Katz
	Title:	Authorized Signatory

Amendment Number Seven
to Loan and Security Agreement